Exhibit 99.1

BASELINE OIL & GAS CONSUMMATES ITS CHAPTER 11 PREPACKAGED PLAN OF REORGANIZATION; REORGANIZED BASELINE TO CONTINUE AS A PRIVATELY HELD COMPANY

HOUSTON – October 1, 2009 – Baseline Oil & Gas Corp. (the “Company”) (formerly, OTC BB: BOGA), announced today that it has successfully consummated its Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”). The Plan, filed by the Company in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), on August 28, 2009, was confirmed by the Bankruptcy Court on September 25, 2009.

Pursuant to the Plan, all equity interests, including shares of the common stock issued by the Company prior to the Chapter 11 filing, and traded under the symbol BOGA, have been cancelled. As part of the Plan, the reorganized entity converted from a Nevada corporation to a Delaware corporation. The reorganized entity will be privately held and will no longer make periodic filings with the Securities and Exchange Commission.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested herein due to certain risks and uncertainties. Forward-looking statements speak only as of the date on which they were made and, except as required by law, we assume no obligation to update any forward-looking statements and do not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Baseline Oil & Gas Corp.

Contact Patrick H. McGarey, CFO

(281) 591-6100